EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-63796, 33-59146 and 333-06921) of Wind River Systems, Inc. of our report dated February 23, 1998, except for Note 13 which is as of March 18, 1998, appearing page 27 of this Form 10-K.

PRICE WATERHOUSE LLP
San Jose, California
April 20, 1998